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                 Amendment to 1993 Directors' Stock Option Plan




        Section 5(b)(iii) of the 1993 Directors' Stock Option Plan (the "Plan") is hereby amended to read in full as follows:

                (iii) Each individual who becomes an Outside Director after May 24, 1993, as of the date on which such person becomes an Outside Director shall be granted automatically an Option to purchase 25,000 shares.

        Section 5(c)(i) of the Plan is hereby amended to read in full as follows:


                (i) On May 31 of each year after May 31, 1993, each Outside Director shall be granted automatically an option to purchase 7,500 shares provided that on such date the Outside Director has served on the Board for at least six months.

        Section 5(c)(ii) of the Plan is hereby amended to read in full as follows:


                 (ii) In addition to the Option described in Section 5(c)(i), on May 31 of each year commencing May 31, 1994, each Outside Director that is a Chairman of a Significant Committee or Significant Committees shall be granted automatically an Option to purchase 17,500 shares provided that on such date the Outside Director has served as a Chairman of any such Significant Committee for at least one year.




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